EXHIBIT 24


                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Terrell A. Lassetter Sr. and J. Michael Heil as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file the Form 10-KSB for fiscal year ending March 31, 1999, and any amendment thereto.

   Signature                 Title
 ---------------------       ----------------------


----------------------       Chief Executive Officer         Dated July  , 1999
J. Michael Heil


----------------------       Chairman                        Dated July  , 1999
Blaine Harris


 /s/ John Bartholomew        Director                        Dated July 6, 1999
----------------------
John Bartholomew


 /s/ Hal Glick               Director                        Dated July 12, 1999
---------------------
Hal Glick


 /s/ Andre Peterson          Director                        Dated July 6, 1999
--------------------
Andre Peterson


 /s/ Robert E. Warfield      Director                        Dated July 12, 1999
-------------------
Robert E. Warfield


 /s/ Steven Anderson         Chief Financial Officer         Dated July  2, 1999
------------------           and Principal Accounting Officer
Steven Anderson

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